UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2008
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Idenitifcaiton Number)
4545 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
NuVasive, Inc. (the “Company) issued a press release on March 4, 2008 announcing the pricing of $200 million principal amount of 2.25% Convertible Senior Notes due 2013 through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The notes will be convertible into shares of Company common stock at a conversion price of approximately $44.74 per share. The Company also entered into convertible note hedge transactions with the initial purchasers of the notes. The impact of the convertible note hedge transactions will be to raise the conversion price of the notes to a premium of 40% over the closing stock price on March 3, 2008, such that the notes will be convertible into shares of Company common stock at a conversion price of approximately $49.13 per share. A copy of the press release is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by NuVasive, Inc. dated March 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: March 4, 2008	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by NuVasive, Inc. dated March 4, 2008.